UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  December 30, 1998


                           METEOR INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


        Colorado                   0-27968                84-1236619
(State or other jurisdiction     (Commission            (IRS Employer
of incorporation)                File Number)           identification No.)


216 Sixteenth Street, Suite 730, Denver, Colorado       80202
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (303) 572-1135


(Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


     The information presented in this Item 1 describes a possible change in control of the registrant.

     The registrant ("Meteor") has received a copy of a document captioned "Term Sheet" and dated December 30, 1998, between Nevada Manhattan Mining Incorporated (also known as Nevada Manhattan Group, Inc.) ("Nevada") and Capco
Acquisub, Inc. ("Capco").  A copy of the Term Sheet is attached hereto as
Exhibit 10.1.

     Under the transaction described in the Term Sheet, Capco has agreed to sell to Nevada 1,212,000 shares of the common stock of the registrant (the "Shares") and has agreed to deliver to Nevada an additional 518,000 shares on or before January 14, 1999. The consideration for the sale is $12,110,000 to be paid as follows: $500,000 on December 30, 1998, $1,000,000 by March 16, 1999 and $530,500 per quarter until paid starting June 30, 1999. In addition, interest will be paid quarterly at the rate of 11% per annum on the balance owed.

     The 1,212,000 Shares represents 35% of Meteor's outstanding shares. When combined with the additional 518,000 shares, the total will represent slightly more than a majority of Meteor's outstanding shares.

     To the knowledge of management, Capco currently owns a total of
1,240,000
shares of Meteor's common stock.

     The $500,000 down payment was paid in cash by Nevada to Capco.

     As additional consideration, Nevada agreed to grant Capco the option to purchase from Nevada Manhattan from time to time prior to January 1, 2002, 15,000,000 shares of common stock of Nevada Manhattan at the exercise price of thirty-three and one-half cents and 2,000,000 shares of common stock at the exercise price of sixty-five cents per share.

     In connection with the transaction described above, Meteor's Board of Directors agreed to give conditional consent to the transfer of the Shares which are currently subject to a lock-up agreement between Capco and Meteor. A copy of the lock-up agreement is attached hereto as Exhibit 10.2.

     Meteor's consent is subject to the following conditions:

     (1) The Shares shall remain subject to the existing lock-up and Nevada shall abide by all of the terms thereof.

     (2) Meteor shall have the right to reverse the transfer if by January
29, 1999, Meteor's Board reasonably determines that on the basis of a forthcoming due diligence review that one or more officers, directors, principal shareholders or optionholders of Nevada shall have been convicted of, or is currently under prosecution for, any felony or any misdemeanor
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involving fraud, or shall have entered into a consent decree with the U.S.
Securities and Exchange Commission (except what is disclosed in the current form 10-K) or shall have been subjected to a civil judgment involving fraud or shall have committed an act of moral turpitude (collectively, the "Reversal Conditions").

     (3)     Meteor shall receive 200,000 shares of Nevada common stock.

     Also in connection with the transaction described above, Meteor's Board of Directors expanded the size of the Board from five to seven members. The Board of Directors resolved that, subject to the above transaction moving forward and not being reversed, Meteor would fill the two vacancies created by the expansion with two qualified Board members to be nominated by Nevada.

     In addition, Nevada has agreed to vote for the full slate of seven directors (including the five existing Meteor directors) until such time as the current Board members approve and implement a fuel contract (estimated to add up to $5,000,000 in annual operating income to Meteor) or approve and implement such other transaction or opportunity which the existing Board members reasonably believe would substantially benefit Meteor's shareholders.

     Also, Meteor has the right to remove the members nominated by Nevada if within the next thirty days the Board reasonably determines on the basis of a forthcoming due diligence review that one or more of the Reversal Conditions has been met.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)     Financial Statements of Business Acquired

     [none]

     (b)     Pro Forma Financial Information

     [none]

     (c)Exhibits

          The Company hereby files the following exhibits:

          (10.1)     Term Sheet, dated December 30, 1998.

          (10.2)     Lock-up Agreement, dated June 24, 1998.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   METEOR INDUSTRIES, INC.
                                   By: /s/Edward J. Names, President
                                   Dated:  January 7, 1998

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